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                                                             Exhibit 23.20


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 9, 1999, March 10, 1999, and March 9, 1999, with respect to the financial statements of North Texas Cablevision LTD., Spring Green Communications L.P., and Cable Systems, Inc. and Fanch Narragansett CSI Limited Partnership, respectively, included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,532,000,000 Senior Notes and Senior Discount Notes.


                                            /s/ SHIELDS & CO.



Denver, Colorado
April 13, 2000